Exhibit 99.1

NOTICE TO READER

As of June 30, 2020, the last business day of the second quarter of Trillium Therapeutics Inc. (the “Company”), the Company determined that it no longer qualified as a “foreign private issuer” as such term is defined in Rule 405 under the United States Securities Act of 1933, as amended. As a result, effective January 1, 2021, the Company has been required to comply with all of the periodic disclosure requirements of the United States Securities Exchange Act of 1934, as amended, applicable to U.S. domestic issuers, such as Forms 10-K, 10-Q and 8-K, rather than the forms the Company has filed with the Securities and Exchange Commission (“SEC”) in the past as a foreign private issuer, such as Forms 40-F and 6-K, among other requirements.

Accordingly, the Company is now required to prepare its financial statements filed with the SEC in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). As required pursuant to section 4.3(4) of Ontario Securities Commission National Instrument 51-102 – Continuous Disclosure Obligations, the Company must restate its interim financial reports for the fiscal year ended December 31, 2020 in accordance with U.S. GAAP as such interim financial reports having previously been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The attached amended and restated interim condensed consolidated financial statements (the “Financial Statements”) for the three months ended March 31, 2020 and 2019 have been prepared in accordance with U.S. GAAP, are current as of May 15, 2020 and provide financial information for the three months ended March 31, 2020, as amended and restated on April 23, 2021. Other than as expressly set forth above, the revised Financial Statements do not, and do not purport to, update or restate the information in the original condensed interim consolidated financial statements or reflect any events that occurred after the date of the filing of the original condensed interim consolidated financial statements.

The Company’s Annual Report on Form 10-K (the “Annual Report”) dated March 18, 2021 is available under the Company’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Readers are cautioned that these Financial Statements should be read in conjunction with the Annual Report, including the audited consolidated financial statements and the related notes thereto included in Item 8 thereof.

INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED

MARCH 31, 2020 AND 2019

(UNAUDITED)

2488 Dunwin Drive

Mississauga, Ontario L5L 1J9

www.trilliumtherapeutics.com

TRILLIUM THERAPEUTICS INC.

Condensed Consolidated Balance Sheets

Amounts in thousands of US dollars, except share data (unaudited)

	March 31, 2020	December 31, 2019
	$	$
ASSETS
Current
Cash and cash equivalents	123,021	14,584
Marketable securities	12,036	8,082
Amounts receivable	448	327
Prepaid expenses	2,483	299

Total current assets	137,988	23,292
Property and equipment, net	1,222	1,369
Intangible assets	783	783
Operating lease right-of-use assets	897	949

Total non-current assets	2,902	3,101

Total assets	140,890	26,393

LIABILITIES
Current
Accounts payable	1,371	1,592
Accrued expenses	21,178	11,729
Current portion of operating lease liabilities	196	208
Stock option liability	1,759	-
Warrant liability	-	13,370

Total current liabilities	24,504	26,899

Operating lease liabilities, net of current portion	743	827

Total non-current liabilities	743	827

Total liabilities	25,247	27,726
Commitments and Contingencies (Note 9)

STOCKHOLDERS’ EQUITY (DEFICIT)
Series I preferred shares, without par value: unlimited shares authorized; No shares and 17,171,541 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	-	2,348
Series II preferred shares, without par value: unlimited shares authorized; 8,000,000 and 8,868,403 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	18,599	21,485
Common shares, without par value: unlimited shares authorized; 82,683,425 and 28,938,831 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	282,012	149,393
Warrants	6,643	-
Additional paid-in capital	22,318	23,072
Accumulated other comprehensive loss	(7,602)	(7,602)
Accumulated deficit	(206,327)	(190,029)

Total stockholders’ equity (deficit)	115,643	(1,333)

Total liabilities and stockholders’ equity (deficit)	140,890	26,393

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRILLIUM THERAPEUTICS INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

Amounts in thousands of US dollars, except share and per share data (unaudited)

	Three months ended March 31, 2020	Three months ended March 31, 2019
	$	$
OPERATING EXPENSES
Research and development	4,988	7,047
General and administrative	11,675	760

Total operating expenses	16,663	7,807

Operating loss	(16,663)	(7,807)

Other income (expense)
Interest income, net	412	161
Net foreign currency loss	(24)	(419)
Revaluation of warrant liability	-	333

Total other income, net	388	75

Net loss before income taxes	(16,275)	(7,732)

Income tax expense	23	2

Net loss	(16,298)	(7,734)

Other comprehensive income
Foreign currency translation adjustments	-	260

Total other comprehensive income	-	260

Comprehensive loss	(16,298)	(7,474)

Net loss per share, basic and diluted	(0.25)	(0.44)

Weighted average number of common shares used in computing net loss per share, basic and diluted	65,522,274	17,480,498

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRILLIUM THERAPEUTICS INC.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

Amounts in thousands of US dollars, except share data (unaudited)

	Common shares		Series I preferred shares		Series II preferred shares		Warrants		Additional paid-in capital	Accumulated other comprehensive loss	Deficit	Total
	#	$	#	$	#	$	#	$	$	$	$	$
Balance at December 31, 2019	28,938,831	149,393	17,171,541	2,348	8,868,403	21,485	-	-	23,072	(7,602)	(190,029)	(1,333)
Issuance of preferred and common shares, net of issue costs	41,279,090	106,515	-	-	1,250,000	3,225	-	-	-	-	-	109,740
Reclassification of warrants from liability to equity	-	-	-	-	-	-	18,750,000	13,370	-	-	-	13,370
Reclassification of stock options from equity to liability	-	-	-	-	-	-	-	-	(225)	-	-	(225)
Exercise of options	340,000	1,859	-	-	-	-	-	-	(781)	-	-	1,078
Exercise of warrants	7,684,717	12,858	-	-	1,750,000	2,928	(9,434,717)	(6,727)	-	-	-	9,059
Conversion of preferred shares into common shares	4,440,787	11,387	(17,171,541)	(2,348)	(3,868,403)	(9,039)	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	252	-	-	252
Net loss	-	-	-	-	-	-	-	-	-	-	(16,298)	(16,298)
Balance at March 31, 2020	82,683,425	282,012	-	-	8,000,000	18,599	9,315,283	6,643	22,318	(7,602)	(206,327)	115,643

	Common shares		Series I preferred shares		Series II preferred shares		Warrants		Additional paid-in capital	Accumulated other comprehensive loss	Deficit	Total
	#	$	#	$	#	$	#	$	$	$	$	$
Balance at December 31, 2018	14,688,831	129,513	17,171,541	2,348	4,368,403	35,235	-	-	20,555	(8,016)	(152,053)	27,582
Adoption of ASU 2016-02	-	-	-	-	-	-	-	-	-	-	106	106
Units issued, net of issue costs	6,550,000	2,131	-	-	12,200,000	3,999	-	-	-	-	-	6,130
Conversion of preferred shares into common shares	5,050,000	11,641	-	-	(5,050,000)	(11,641)	-	-	-	-	-	-
Stock-based compensation	-	-	-	-	-	-	-	-	604	-	-	604
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	260	-	260
Net loss	-	-	-	-	-	-	-	-	-	-	(7,734)	(7,734)
Balance, March 31, 2019	26,288,831	143,285	17,171,541	2,348	11,518,403	27,593	-	-	21,159	(7,756)	(159,681)	26,948

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRILLIUM THERAPEUTICS INC.

Condensed Consolidated Statements of Cash Flows

Amounts in thousands of US dollars, except share data (unaudited)

	Three months ended March 31, 2020	Three months ended March 31, 2019
	$	$
Cash flows from operating activities
Net loss	(16,298)	(7,734)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Interest accretion	-	2
Stock-based compensation	11,224	319
Remeasurement of warrant liability	-	(786)
Depreciation of property and equipment	147	141
Unrealized foreign exchange loss	192	408
	(4,735)	(7,650)
Changes in operating assets and liabilities
Amounts receivable	(121)	406
Prepaid expenses	(2,184)	10
Operating lease right of use asset	52	16
Accounts payable	(221)	1,177
Accrued expenses	13	(2,227)
Operating lease liability	(96)	(33)
Other current liabilities	-	(26)

Net cash used in operating activities	(7,292)	(8,327)

Cash flows from investing activities
Maturities of marketable securities	10,000	14,192
Purchases of marketable securities	(13,954)	(5,000)
Purchases of property and equipment	-	(145)

Net cash provided by (used in) investing activities	(3,954)	9,047

Cash flows from financing activities
Exercise of stock options	1,078	-
Exercise of warrants	9,059	-
Issuance of warrants, net of issuance costs	-	7,717
Issuance of preferred and common shares, net of issuance costs	109,740	6,130

Net cash provided by financing activities	119,877	13,847

Impact of foreign exchange rate on cash and cash equivalents	(194)	468
Net increase in cash and cash equivalents	108,437	15,035

Cash and cash equivalents, beginning of period	14,584	15,318

Cash and cash equivalents, end of period	123,021	30,353

Supplemental cash flow disclosures
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	-	1,097
Cash paid for operating lease payments	90	45
Reclassification of warrants from liability to equity	13,370	-
Reclassification of stock options from equity to liability	225	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRILLIUM THERAPEUTICS INC.

Notes to the Condensed Consolidated Financial Statements (unaudited)

For the three months ended March 31, 2020 and 2019

1.	Description of the business

Trillium Therapeutics Inc. (the “Company” or “Trillium”) is a clinical-stage immuno-oncology company developing innovative therapies for the treatment of cancer. The Company’s two clinical programs, TTI-621 and TTI-622, target CD47, a “don’t eat me” signal that cancer cells frequently use to evade the immune system. The Company is a corporation existing under the laws of the Province of British Columbia.

Since inception, the Company has been primarily involved in research and development activities and has incurred significant net losses. As of March 31, 2020, the Company had an accumulated deficit of $206.3 million. The Company anticipates that it will continue to incur significant expenses and operating losses for the foreseeable future as it continues to develop its product candidates. As a result, the Company will require substantial additional capital to fund its continued operations and pursue its growth strategy. The Company has not generated any product revenues and has financed its operations primarily through public offerings of its equity securities. There can be no assurance that the Company will be able to raise additional funds or enter into such other agreements on favorable terms, or at all. The failure of the Company to obtain sufficient funds on acceptable terms when needed could have a material adverse effect on the Company’s business, results of operations, and financial condition.

As of March 31, 2020, the Company had cash and cash equivalents and marketable securities of $135.1 million. The Company believes that its existing cash and cash equivalents and marketable securities will enable it to fund its expected operating requirements for at least 12 months following the issuance of these condensed consolidated financial statements.

The Company is subject to a number of risks similar to other biopharmaceutical companies in the early stage, including, but not limited to, the need to obtain adequate additional funding, possible failure of preclinical testing or clinical trials, the need to obtain marketing approval for its product candidates, competitors developing new technological innovations, the need to successfully commercialize and gain market acceptance of the Company’s products, and protection of proprietary technology. If the Company does not successfully obtain regulatory approval, commercialize or partner any of its product candidates, it will be unable to generate revenue from product sales or achieve profitability.

2.	Summary of significant accounting policies

(a)	Basis of presentation and consolidation

These accompanying unaudited condensed consolidated financial statements, including comparatives, have been prepared in accordance with US generally accepted accounting principles (“GAAP”) for interim reporting and as required by Regulation S-X, Rule 10-01. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. These interim condensed consolidated financial statements, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of the Company’s financial position and results of operations for the periods presented. See “Recently Adopted Accounting Pronouncements” below for discussion of the Company’s adoption of new guidance effective January 1, 2020.

These condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Trillium Therapeutics USA Inc. The financial statements of the subsidiaries are prepared for the same reporting period as the Company using consistent accounting policies. Intercompany transactions, balances and gains and losses on transactions between the Company and the subsidiaries are eliminated.

The Company’s significant accounting policies are disclosed in the audited consolidated financial statements for the years ended December 31, 2020 and 2019 and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (“SEC”) on March 18, 2021.

(b)	Functional and presentation currency

These unaudited condensed consolidated financial statements are presented in US dollars, which is the Company’s functional currency. On January 1, 2020, the Company’s functional currency was changed to US dollars from Canadian dollars. The change was made to reflect that US dollars has become the currency of the primary economic environment in which the Company operates, accounting for a significant part of the Company’s labour, clinical operations, and financing. The change has been implemented prospectively.

(c)	Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities at the date of the consolidated financial statements, reported amounts of revenue and expenses during the reporting periods, and related disclosures in the accompanying notes. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, accrued clinical and contract research organization costs, stock-based compensation expense and valuation of warrant liability. The Company reviews its estimates and underlying assumptions on an ongoing basis. Revisions are recognized in the period in which the estimates are revised and may impact future periods. Actual results could differ materially from these estimates and assumptions.

TRILLIUM THERAPEUTICS INC.

Notes to the Condensed Consolidated Financial Statements (unaudited)

For the three months ended March 31, 2020 and 2019

2.	Summary of significant accounting policies (continued)

COVID-19

Given the ongoing and dynamic nature of the circumstances surrounding the COVID-19 pandemic, it is difficult to predict how significant the impact of COVID-19, including any responses to it, will be on the global economy and the business of the Company or for how long any disruptions are likely to continue. The extent of such impact will depend on future developments, which are highly uncertain, rapidly evolving and difficult to predict, including new information which may emerge about COVID-19 and additional actions which may be taken to contain it. Such developments could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flow, and exposure to credit risk. The Company is constantly evaluating the situation and monitoring any impacts or potential impacts to its business.

(d)	Adopted and recent accounting pronouncements

Accounting pronouncement adopted on January 1, 2020

The Company adopted ASU No. 2018-13 Fair Value Measurement (Topic 820) on January 1, 2020. The amendments in this ASU modify the disclosure requirements on fair value measurements in ASC 820 Fair Value Measurement. Various disclosure requirements have been removed, including the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements held at the end of the reporting period. The ASU also modified various disclosure requirements and added some disclosure requirements for Level 3 fair value measurements. The adoption of the new accounting standard did not have a material impact on the Company’s consolidated financial statements.

Recent accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The new standard changes the impairment model for most financial assets and certain other instruments. Under the new standard, entities holding financial assets and net investment in leases that are not accounted for at fair value through net income are to present them at the net amount expected to be collected. An allowance for credit losses will be a valuation account that will be deducted from the amortized cost basis of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset. The Company has determined that the adoption of this standard will not have a material impact on the consolidated financial statements.

3.	Fair value measurements

Assets and liabilities measured at fair value on a recurring basis as of March 31, 2020 and December 31, 2019 are as follows (in thousands):

	Total $	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $
March 31, 2020
Stock option liability	1,759	-	-	1,759
Total liabilities	1,759	-	-	1,759

December 31, 2019
Assets
Cash and cash equivalents
Guaranteed investment certificates	7,000	7,000	-	-
Total assets	7,000	7,000	-	-
Liabilities
Warrant liability	13,370	-	-	13,370
Total liabilities	13,370	-	-	13,370

There were no changes in valuation techniques or transfers between Levels 1, 2 or 3 during the three months ended March 31, 2020. The Company’s stock option liability is measured at fair value on a recurring basis using unobservable inputs that are classified as Level 3 inputs.

As of January 1, 2020, as a result of the Company’s change in functional currency to US dollars, the warrant liability was reclassified to equity. Accordingly $13.4 million was transferred from warrant liability to equity.

TRILLIUM THERAPEUTICS INC.

Notes to the Condensed Consolidated Financial Statements (unaudited)

For the three months ended March 31, 2020 and 2019

3.	Fair value measurements (continued)

In addition, as a result of the change in functional currency, stock options issued to Canadian employees are continued to be classified as equity, and stock options issued to US employees under the 2018 Stock Option Plan and the 2019 Inducement Plan are to be classified as a stock option liability as they have exercise prices denominated in Canadian dollars. The change in functional currency was treated as a stock option modification and accordingly $0.2 million was reclassified from additional paid-in capital to stock option liability on January 1, 2020. For each reporting period after the modification date, the stock option liability is adjusted so that it equals the portion of the requisite service provided multiplied by the modified award’s fair value at the end of the reporting period.

As of March 31, 2020 and December 31, 2019, the balances of the stock option liability were $1.8 million and $0, respectively. The change in fair value of the stock option liability for the three months ended March 31, 2020 was as follows (in thousands):

2020
$
Beginning balance	-
Reclassification to stock option liability due to change in functional currency	225
Change in fair value of stock option liability	1,534
Ending balance	1,759

The change in fair value of stock option liability is recorded as stock-based compensation expense in the statements of operations and comprehensive loss. For the three months ended March 31, 2020, $0.7 million of change in fair value of stock option liability was included in research and development expenses, and $0.8 million was included in general and administrative expenses.

The equity-settled stock option liability was determined based on the fair value of the liability at the reporting date using the Black-Scholes model with the following weighted average assumptions:

March 31, 2020
Expected option life	5.4 years
Risk-free interest rate	0.8%
Dividend yield	0%
Expected volatility	110%

The Black-Scholes option pricing model requires subjective assumptions, including expected volatility and average option life.

The expected volatility is based on the Company’s historical stock price volatility. The expected life of the options is estimated considering the vesting period at the grant date, the life of the option and the average length of time similar grants have remained outstanding in the past. The risk-free interest rate is based on the implied yield on a US Government bond with a remaining term equal to the expected term of the option. The dividend yield was excluded from the calculation since it is the present policy of the Company to retain all earnings to finance operations and future growth.

4.	Leases

On January 1, 2019, the date of adoption of ASC 842, the Company had an existing operating lease (the “2015 Lease”), to lease 22,003 square feet of a Mississauga, Ontario facility. The term of the 2015 Lease commenced on November 1, 2015. The 2015 Lease has an initial term of 10 years from the commencement date, and the Company has an option to extend the initial term for two further terms of five years each. The Company had the option to terminate the lease agreement any time after 5 years (i.e. after October 31, 2020) with a minimum of 9 months prior written notice. If the Company terminates the lease agreement between the 61st to the 84th month, the Company is obligated to pay the unamortized balance of tenant improvement allowance based on a rate of 8%, plus 4 months minimum rent and additional rent. Upon early termination after the 84th month, the Company is obligated to pay the unamortized balance of tenant improvement allowance based on a rate of 8%, plus 2 months minimum rent and additional rent. As part of the determination of its right-of-use assets, the Company assumed that it would terminate this lease at the end of the 84th month. The landlord agreed to pay the Company a lease inducement for the 2015 Lease of $0.2 million to reimburse the Company for leasehold improvements being made to the leased premises and the acquisition of certain equipment.

On April 1, 2019, the Company entered into an operating lease (the “2019 Lease”) to lease approximately 3,200 of square feet of office space located in Cambridge, Massachusetts. The 2019 Lease has an initial term of 5 years from the commencement date with no option to extend the initial term. The annual base rent increases on an annual basis from the 13th month to approximately $0.2 million for the fifth year of the lease. The landlord agreed to pay the Company a lease inducement of $0.1 million to reimburse the Company for leasehold improvements being made to the leased premises.

TRILLIUM THERAPEUTICS INC.

Notes to the Condensed Consolidated Financial Statements (unaudited)

For the three months ended March 31, 2020 and 2019

4.	Leases (continued)

Future minimum lease payments under non-cancellable lease agreements as of March 31, 2020 were as follows (in thousands):

March 31, 2020 $
2020	245
2021	323
2022	420
2023	184
2024	46
2025 and beyond	-
Total minimum lease payments	1,218
Less: Imputed interest	(279)
Present value of lease liabilities	939

Lease expense is recognized on a straight-line basis over the term of the leases and accordingly the Company records the difference between cash rent payments and the recognition of lease expense against the operating lease right-of-use asset. For the three months ended March 31, 2020 and 2019, variable lease payments relating to the Company’s operating leases were $38 thousand and $33 thousand, respectively. Lease expenses during the three months ended March 31, 2020 and 2019 were $0.1 million and $29 thousand, respectively. As of March 31, 2020, the weighted average remaining lease term was 3.2 years and the weighted average incremental borrowing rate used to determine the operating lease liability was 15%.

5.	Accrued expenses

The Company’s accrued expenses consisted of the following as of March 31, 2020 and December 31, 2019 (in thousands):

	March 31, 2020	December 31, 2019
	$	$
Accrued employee compensation	279	1,474
Accrued clinical and contract research organization costs	6,955	6,765
Other accrued expenses	1,068	715
Amounts due to related parties	12,876	2,775
Total	21,178	11,729

Amounts due to related parties included cash-settled DSUs.

6.	Stockholder’s equity

(a)	Authorized

The authorized share capital of the Company consists of an unlimited number of common shares, Class B shares and First Preferred Shares, in each case without nominal or par value. Common shares are voting and may receive dividends as declared at the discretion of the Board of Directors. Class B shares are non-voting and convertible to common shares at the holder’s discretion, on a one-for-one basis. Upon dissolution or wind-up of the Company, Class B shares participate rateably with the common shares in the distribution of the Company’s assets. First Preferred Shares have voting rights as decided upon by the Board of Directors at the time of grant. Upon dissolution or wind-up of the Company, First Preferred Shares are entitled to priority over common shares and Class B shares.

The Company has Series I First Preferred Shares that are non-voting, may receive dividends as declared at the discretion of the Board of Directors, and are convertible to common shares at the holder’s discretion, on the basis of 30 Series I First Preferred Shares for one common share.

The Company has Series II First Preferred Shares that are non-voting, may receive dividends as declared at the discretion of the Board of Directors, and are convertible to common shares at the holder’s discretion, on the basis of one Series II First Preferred Share for one common share.

Holders may not convert Series I or Series II First Preferred Shares into common shares if, after giving effect to the exercise of conversion, the holder would have beneficial ownership or direction or control over common shares in excess of 4.99% of the then outstanding common shares. This limit may be raised at the option of the holder on 61 days’ prior written notice: (i) up to 9.99%, (ii) up to 19.99%, subject to clearance of a personal information form submitted by the holder to the Toronto Stock Exchange and (iii) above 19.99%, subject to approval by the Toronto Stock Exchange and stockholder approval.

TRILLIUM THERAPEUTICS INC.

Notes to the Condensed Consolidated Financial Statements (unaudited)

For the three months ended March 31, 2020 and 2019

6.	Stockholder’s equity (continued)

(b)	Shares issued – three months ended March 31, 2020

In January 2020, the Company completed an underwritten public offering of 41,279,090 common shares and 1,250,000 Series II Non-Voting Convertible First Preferred Shares, each issued at $2.75 per share. The number of shares sold include 5,547,272 common shares pursuant to the full exercise by the underwriters of their option to purchase additional common shares. The gross proceeds from this offering were $117.0 million before deducting offering expenses of $7.2 million.

During the three months ended March 31, 2020, 7,684,717 common shares were issued on the exercise of 7,684,717 common share purchase warrants for proceeds of $7.4 million, and 1,750,000 Series II First Preferred Shares were issued on the exercise of 1,750,000 Series II First Preferred Share purchase warrants for proceeds of $1.7 million.

During the three months ended March 31, 2020, 17,171,541 Series I First Preferred Shares were converted into 572,384 common shares, and 3,868,403 Series II First Preferred Shares were converted into 3,868,403 common shares.

7.	Net loss per share

Basic net loss per share is calculated by dividing net loss by the weighted average shares outstanding during the period, without consideration for common share equivalents. Diluted net loss per share is calculated by adjusting weighted average shares outstanding for the dilutive effect of common share equivalents outstanding for the period. For purposes of the dilutive net loss per share calculation, preferred shares, warrants, and stock options are considered to be common share equivalents but are excluded from the calculation of diluted net loss per share, as their effect would be anti-dilutive; therefore, basic and diluted net loss per share were the same for all periods presented as a result of the Company’s net loss.

The following common share equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect:

	March 31, 2020	March 31, 2019
Series I First Preferred Shares	-	572,385
Series II First Preferred Shares	8,000,000	11,518,403
Common warrants	3,915,283	6,550,000
Preferred warrants	5,400,000	12,200,000
Stock options	5,002,062	2,566,326
	22,317,345	33,407,114

8.	Stock-based compensation

(a)	Stock option plans

2019 Inducement Stock Option Plan

In September 2019, the Company introduced an Inducement Stock Option Plan (“2019 Inducement Plan”) for new executive hires. Stock options granted are equity-settled, have a vesting period of 4 years and have a maximum term of 10 years. The total number of common shares available for issuance under the Inducement Stock Option Plan is 3,000,000. For the three months ended March 31, 2020 no options were granted under the 2019 Inducement Plan. As of March 31, 2020 there were 1,800,000 stock options outstanding under the 2019 Inducement Plan. As of March 31, 2020, the Company was entitled to issue an additional 1,200,000 stock options under the Inducement Stock Option Plan.

2018 Stock Option Plan

The 2018 Stock Option Plan (“2018 Plan”) was approved by the Company’s shareholders at the annual meeting held on June 1, 2018. Stock options granted are equity-settled, have a vesting period of between 18 months and 4 years and have a maximum term of 10 years. The total number of common shares available for issuance under the Company’s 2018 Stock Option Plan is 3,894,501. As of March 31, 2020, there were 3,202,062 stock options outstanding under the 2018 Plan and the Company was entitled to issue an additional 692,439 stock options under the 2018 Plan.

TRILLIUM THERAPEUTICS INC.

Notes to the Condensed Consolidated Financial Statements (unaudited)

For the three months ended March 31, 2020 and 2019

8.	Stock-based compensation (continued)

Valuation and stock-based compensation expense

Total stock-based compensation expense recorded related to stock options granted to employees and non-employees for the three months ended March 31 were as follows (in thousands):

	2020	2019
	$	$
Research and development	864	526
General and administrative	921	78
Total stock-based compensation expense	1,785	604

Stock-based compensation expense for employees were $1.8 million and $0.6 million for the three months ended March 31, 2020 and 2019, respectively. Of the total stock-based compensation expense for employees for the three months ended March 31, 2020, $1.5 million related to stock options accounted for as liability awards ($0 for the three months ended March 31, 2019).

As of March 31, 2020, there was $9.8 million of unrecognized compensation expense related to unvested stock options that is expected to be recognized over a weighted average period of 2.6 years.

Stock option activity during the three months ended March 31, 2020 was as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life (in years)	Aggregate intrinsic value (in thousands)
Outstanding at December 31, 2019	5,366,645	$2.44	9.0	2,246
Granted	6,000	$5.04
Exercised	(340,000)	$3.23
Cancelled/expired	(30,583)	$14.52
Outstanding at March 31, 2020	5,002,062	$2.31	8.8	13,387
Exercisable at March 31, 2020	894,284	$8.57	6.3	138

The basis and assumptions used to measure the fair value of stock options granted in the period are consistent with those of the prior period.

(b)	Deferred share units

2016 Cash-Settled DSU Plan

For the three months ended March 31, 2020 and 2019, there were no DSUs and 127,430 DSUs issued, respectively. The fair values of DSUs under this plan as of March 31, 2020 and December 31, 2019 were $12.0 million and $2.7 million, respectively. For the three months ended March 31, 2020 and 2019, the DSU expense, comprised of directors’ fees paid and the revaluation of the DSU liability, was an expense of $9.4 million for 2020 and an expense recovery of $0.1 million for 2019. The number of DSUs outstanding as of March 31, 2020 and December 31, 2019 were 3,045,821 and 3,045,821, respectively.

On May 6, 2020 the board of directors approved the 2020 Omnibus Equity Incentive Plan (“Omnibus Plan”), which remains subject to shareholder approval. The Omnibus Plan will govern the terms of the Company’s stock option and DSU grants, and provides for equity settlement of DSUs issued for director compensation.

In conjunction with the approval of the Omnibus Plan, each director holding DSUs under the Cash-Settled DSU Plan entered into an agreement with the Company to have their existing DSUs be governed by the Omnibus Plan, subject to shareholder approval of the Omnibus Plan at the Annual General and Special Meeting to be held on June 30, 2020.

The ratification of the Omnibus Plan will be treated as a modification under ASC 718 Compensation – Stock Compensation and the Company’s DSUs will be classified as equity instead of as a liability.

TRILLIUM THERAPEUTICS INC.

Notes to the Condensed Consolidated Financial Statements (unaudited)

For the three months ended March 31, 2020 and 2019

9.	Commitments and contingencies

The Company enters into vendor agreements for the provision of goods and services, which includes manufacturing services with contract manufacturing organizations and development services with contract research organizations. These agreements may include certain provisions for purchase obligations and termination obligations that could require payments for the cancellation of committed purchase obligations or for early termination of the agreements. The amount of the cancellation or termination payments vary and are based on the timing of the cancellation or termination and the specific terms of the agreement and therefore are cancelable contracts.

The Company enters into research, development and license agreements in the ordinary course of business where the Company receives research services and rights to proprietary technologies. Milestone and royalty payments that may become due under various agreements are dependent on, among other factors, clinical trials, regulatory approvals and ultimately the successful development of a new drug, the outcome and timing of which are uncertain. Under the license agreement for SIRPαFc, the Company has future contingent milestones payable of $0.2 million and $0.2 million on the first patient dosed in phase 2 and 3 trials, respectively, regulatory milestones on their first achievement totalling $3.8 million, and royalties on commercial sales.

The Company has two agreements with Catalent Pharma Solutions pursuant to which Trillium acquired the right to use a proprietary expression system for the manufacture of two SIRPαFc constructs. Consideration for each license includes potential pre-marketing approval milestones of up to $0.9 million and aggregate sales milestone payments of up to $28.8 million.

The Company periodically enters into research and license agreements with third parties that include indemnification provisions customary in the industry. These guarantees generally require the Company to compensate the other party for certain damages and costs incurred as a result of claims arising from research and development activities undertaken by or on behalf of the Company. In some cases, the maximum potential amount of future payments that could be required under these indemnification provisions could be unlimited. These indemnification provisions generally survive termination of the underlying agreement. The nature of the indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay. Historically, the Company has not made any indemnification payments under such agreements and no amount has been accrued in the consolidated financial statements with respect to these indemnification obligations.